Exhibit 10.1
SIXTH AGREEMENT TO EXTEND THE
BOARD OF MANAGERS SERVICES AGREEMENT

This Sixth Agreement to Extend the Boards of Managers Services Agreement (the “Sixth Extension Agreement”) is made by and between Cleco Group LLC, a Delaware limited liability company, Cleco Corporate Holdings LLC, a Louisiana limited liability, and Cleco Power LLC, a Louisiana limited liability company (each a “Company” and collectively, the “Companies”), and _____________________. (“Manager”).

WHEREAS, the Board of Managers Services Agreement (the “Agreement”) between the Companies and Manager dated April 11, 2016 expired on April 30, 2017;

WHEREAS, the Companies and the Manager entered into an extension agreement dated May 1, 2017 which expired on April 30, 2018 (the “First Extension Agreement”);

WHEREAS, the Companies and the Manager entered into an extension agreement dated May 1, 2018 which expired on April 30, 2019 (the “Second Extension Agreement”);

WHEREAS, the Companies and the Manager entered into an extension agreement dated May 1, 2019 which expired on April 30, 2020; (the “Third Extension Agreement”); and

WHEREAS, the Companies and the Manager entered into an extension agreement dated May 1, 2020 which expired on April 30, 2021; (the “Fourth Extension Agreement”); and

WHEREAS, the Companies and the Manager entered into an extension agreement dated May 1, 2021 which expires on April 30, 2022; (the “Fifth Extension Agreement”); and

WHEREAS, the Companies and the Manager each desire to extend and continue said Agreement for the period of time and subject to the terms set forth in this Sixth Extension Agreement;

NOW THEREFORE, for good value, the parties hereto agree to the following:

1. This Sixth Extension Agreement shall become effective on May 1, 2022 and continue through April 30, 2023 subject to the early termination provisions found in Section 3 of the Agreement.

2. “Schedule 1 – Independent Director Compensation” of the Agreement shall continue as follows:

Independent director compensation	Annual	Per Quarter
Base compensation - each independent director	$160,000	$40,000
Additional compensation if a Committee Chair	$20,000	$5,000
Additional compensation if Board Chair	$90,000	$22,500

3. This Sixth Extension Agreement shall be on all other terms and conditions as stated in the Agreement.

By their signatures below, the undersigned representative of the Companies certifies that they are fully authorized to enter into the terms and conditions of this Sixth Extension Agreement and to execute and bind the Companies and their predecessors, successors, parents, subsidiaries, affiliates and assigns to this Sixth Extension Agreement.

[Signature page follow]

In witness whereof, the parties hereto enter into this Sixth Extension Agreement effective as of May 1, 2022.

Cleco Group LLC

By: _________________________________

Name: _William G. Fontenot_____________

Title: _President & CEO________________

Cleco Corporate Holdings LLC

By: _________________________________

Name: _William G. Fontenot_____________

Title: _President & CEO________________

Cleco Power LLC

By: _________________________________

Name: _William G. Fontenot_____________

Title: _ CEO________________

MANAGER

____________________________________
Manager name